Exhibit 99.1

Contact:	Jacqualyn A. Fouse Senior Vice President and Chief Financial Officer Celgene Corporation (908) 673-9956	Tim Smith Director Investor Relations Celgene Corporation (908) 673-9951

CELGENE CORPORATION TO PRESENT AT
TWO UPCOMING INVESTOR CONFERENCES

SUMMIT, NJ – (December 30, 2010) – Celgene Corporation (NASDAQ: CELG) today announced its presentations at two upcoming investor conferences will be webcast live and will be available in the investor relations section of the company’s Web site at www.celgene.com. Celgene management will provide an overview of the company.

On Thursday, January 6, 2011, Celgene will present at the Goldman Sachs Healthcare CEOs Unscripted Conference at 3:15 p.m. ET.

On Monday, January 10, 2011, Celgene will present at the 29th Annual J.P. Morgan Healthcare Conference at 11:00 a.m. ET.

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the company’s control. The company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, such as the company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.

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